Exhibit 10.13

Mindspeed Technologies, Inc. (the “Company”) has entered into an agreement with each of the following persons, which is substantially identical to the form of Employment Agreement filed as Exhibit 10.12 to this Annual Report on Form 10-K:

Stephen N. Ananias

Allison K. Garcia

Brandi R. Steege